Exhibit 99.1

For immediate release	For More Information:
J. Bruce Hildebrand, Executive Vice President
325.627.7155

FIRST FINANCIAL BANKSHARES ANNOUNCES

THIRD QUARTER EARNINGS RESULTS

ABILENE, Texas, October 17, 2019 – First Financial Bankshares, Inc. (NASDAQ: FFIN) today reported earnings for the third quarter of 2019 of $43.08 million, up 7.57 percent when compared with earnings of $40.05 million in the same quarter last year. Basic earnings per share were $0.32 for the third quarter of 2019 compared with $0.30 in the same quarter a year ago.

On April 23, 2019, the Company’s Board of Directors declared a two-for-one stock split in the form of a 100 percent stock dividend, which was effective June 3, 2019. All share and per share amounts in this earnings release have been restated to reflect this stock split.

Net interest income for the third quarter of 2019 increased 4.63 percent to $72.64 million compared with $69.43 million in the same quarter of 2018. The net interest margin, on a taxable equivalent basis, was 3.94 percent for the third quarter of 2019 compared to 3.98 percent for the second quarter of 2019 and 4.01 percent for the third quarter of 2018. Included in interest income for the third quarter of 2019 was $415 thousand, or two basis points in net interest margin, related to discount accretion from fair value accounting related to the Kingwood and Orange acquisitions. In the second quarter of 2019 and the third quarter of 2018, amounts related to discount accretion from fair value accounting accounted for two and four basis points, respectively, in net interest margin.

The provision for loan losses was $450 thousand in the third quarter of 2019 compared with $600 thousand in the second quarter of 2019 and $1.45 million in the third quarter of 2018. Nonperforming assets as a percentage of loans and foreclosed assets totaled 0.66 percent at September 30, 2019, compared with 0.69 percent at both June 30, 2019 and September 30, 2018. Classified loans totaled $119.20 million at September 30, 2019, compared to $126.04 million at June 30, 2019, and $117.52 million at September 30, 2018.

Noninterest income increased 5.97 percent in the third quarter of 2019 to $28.67 million compared with $27.06 million in the same quarter a year ago. Trust fees were $7.05 million in the third quarter of 2019 compared with $7.29 million in the same quarter last year. The fair value of Trust assets managed increased to $6.36 billion from $5.75 billion a year ago; however, the income from the growth in assets was offset by a decrease of $447 thousand in Trust mineral fee and lease bonus income when compared to the same period a year ago primarily due to a decline in oil and gas volumes. ATM, interchange and credit card fees increased 2.59 percent to $7.73 million compared with $7.53 million in the same quarter last year due to continued growth in debit cards. Real estate mortgage fees increased 18.60 percent in the third quarter of 2019 to $5.73 million compared with $4.83 million in the same quarter a year ago due to an increase in the volume of loans originated. Additionally, interest on loan recoveries from previous non-accrual loans increased $376 thousand and the gain from sale of bank assets increased $296 thousand as compared to the same quarter a year ago.

Noninterest expense for the third quarter of 2019 totaled $48.91 million compared to $47.51 million in the third quarter of 2018. The Company’s efficiency ratio in the third quarter of 2019 was 47.54 percent compared with 48.12 percent in the same quarter last year. The increase in noninterest expense in the third quarter of 2019 was primarily a result of an increase in salary and employee benefit costs to $28.55 million compared to $26.38 million in the same quarter a year ago, primarily due to merit-based pay increases which was partially offset by a $555 thousand reduction in FDIC insurance premiums resulting from credits from prior premiums paid. Additionally, operational and other losses decreased $474 thousand as compared to the same quarter a year ago.

For the nine months ended September 30, 2019, net income increased 10.00 percent to $123.42 million from $112.20 million a year ago. Basic earnings per share rose to $0.91 from $0.83 in the same period last year. Net interest income increased 5.57 percent to $213.77 million for the nine months ended September 30, 2019, from $202.49 million in the same period a year ago. The provision for loan losses totaled $2.02 million compared with $3.87 million in the same period a year ago. Noninterest income was $81.08 million for the first nine months 2019 compared with $76.97 million in the same period a year ago. Noninterest expense rose to $144.58 million compared with $142.45 million during the same period a year ago.

As of September 30, 2019, consolidated assets for the Company totaled $8.11 billion compared to $7.98 billion at June 30, 2019, and $7.57 billion at September 30, 2018. Loans grew to $4.14 billion at September 30, 2019, compared with loans of $4.06 billion at June 30, 2019 and $3.89 billion at September 30, 2018. Deposits totaled $6.40 billion at September 30, 2019, compared to $6.37 billion at June 30, 2019, and $6.15 billion at September 30, 2018. Shareholders’ equity rose to $1.21 billion as of September 30, 2019, compared with $1.16 billion at June 30, 2019, and $995.74 million at September 30, 2018.

On September 19, 2019, the Company announced the pending acquisition of TB&T Bancshares, Inc. and its wholly owned subsidiary, The Bank & Trust of Bryan/College Station, Texas with an expected closing in the first quarter of 2020, subject to regulatory approval. As of June 30, 2019, The Bank & Trust of Bryan/College Station had total assets of $624.51 million, total loans of $445.63 million and total deposits of $538.22 million.

“We are pleased with our recent announcement of our pending acquisition of TB&T and to report another quarter with solid earnings performance, growth in loans and deposits and good credit metrics,” said F. Scott Dueser, Chairman, President and CEO. “We continue to work diligently to grow loans and deposits, reduce expenses to improve our bottom line while continuing to look for quality acquisition opportunities like our most recent announcement to better utilize our strong capital position and increase returns to our shareholders,” added Dueser.

About First Financial Bankshares:

Headquartered in Abilene, Texas, First Financial Bankshares, Inc. is a financial holding company that through its subsidiary, First Financial Bank, N.A., operates multiple banking regions with 73 locations in Texas, including Abilene, Acton, Albany, Aledo, Alvarado, Beaumont, Boyd, Bridgeport, Brock, Burleson, Cisco, Cleburne, Clyde, Conroe, Cut and Shoot, Decatur, Eastland, El Campo, Fort Worth, Fulshear, Glen Rose, Granbury, Grapevine, Hereford, Huntsville, Keller, Kingwood, Magnolia, Mauriceville, Merkel, Midlothian, Mineral Wells, Montgomery, Moran, New Waverly, Newton, Odessa, Orange, Palacios, Port Arthur, Ranger, Rising Star, Roby, San Angelo, Southlake, Spring, Stephenville, Sweetwater, Tomball, Trent, Trophy Club, Vidor, Waxahachie, Weatherford, Willis, and Willow Park. The Company also operates First Financial Trust & Asset Management Company, N.A., with eight locations and First Technology Services, Inc., a technology operating company.

The Company is listed on The NASDAQ Global Select Market under the trading symbol FFIN. For more information about First Financial Bankshares, please visit our website at http://www.ffin.com.

*****

Certain statements contained herein may be considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon the belief of the Company’s management, as well as assumptions made beyond information currently available to the Company’s management, and may be, but not necessarily are, identified by such words as “expect”, “plan”, “anticipate”, “target”, “forecast” and “goal”. Because such “forward-looking statements” are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from the Company’s expectations include competition from other financial institutions and financial holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses, and similar variables. Other key risks are described in the Company’s reports filed with the Securities and Exchange Commission, which may be obtained under “Investor Relations-Documents/Filings” on the Company’s Web site or by writing or calling the Company at 325.627.7155. Except as otherwise stated in this news announcement, the Company does not undertake any obligation to update publicly or revise any forward-looking statements because of new information, future events or otherwise.

FIRST FINANCIAL BANKSHARES, INC.

CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

(In thousands, except share and per share data)

	As of
	2019			2018
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
ASSETS
Cash and due from banks	$198,855	$178,345	$176,278	$207,835	$164,998
Interest-bearing deposits in banks	31,410	128,652	197,758	40,812	34,511
Interest-bearing time deposits in banks	—	960	1,458	1,458	1,458
Fed funds sold	—	700	12,825	—	—
Investment securities	3,397,156	3,259,492	3,212,812	3,158,777	3,144,367
Loans	4,140,815	4,063,257	4,003,606	3,975,308	3,885,536
Allowance for loan losses	(51,889)	(51,820)	(51,585)	(51,202)	(50,871)

Net loans	4,088,926	4,011,437	3,952,021	3,924,106	3,834,665
Premises and equipment	132,367	134,322	135,321	133,421	130,815
Goodwill	171,565	171,565	171,565	171,565	171,565
Other intangible assets	2,340	2,586	2,850	3,118	3,342
Other assets	91,220	91,234	83,007	90,762	85,510

Total assets	$8,113,839	$7,979,293	$7,945,895	$7,731,854	$7,571,231

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$2,210,997	$2,167,552	$2,165,745	$2,116,107	$2,146,984
Interest-bearing deposits	4,186,686	4,202,214	4,184,996	4,064,282	3,998,298

Total deposits	6,397,683	6,369,766	6,350,741	6,180,389	6,145,282
Borrowings	400,155	362,005	382,711	468,706	380,760
Other liabilities	110,903	82,774	104,921	29,464	49,450
Shareholders’ equity	1,205,098	1,164,748	1,107,522	1,053,295	995,739

Total liabilities and shareholders’ equity	$8,113,839	$7,979,293	$7,945,895	$7,731,854	$7,571,231

	Quarter Ended
	2019			2018
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
INCOME STATEMENTS
Interest income	$80,591	$79,576	$76,901	$76,481	$74,049
Interest expense	7,953	7,961	7,387	6,207	4,623

Net interest income	72,638	71,615	69,514	70,274	69,426
Provision for loan losses	450	600	965	1,800	1,450

Net interest income after provision for loan losses	72,188	71,015	68,549	68,474	67,976
Noninterest income	28,669	27,976	24,437	24,797	27,055
Noninterest expense	48,910	48,304	47,367	48,235	47,506

Net income before income taxes	51,947	50,687	45,619	45,036	47,525
Income tax expense	8,867	8,594	7,367	6,599	7,475

Net income	$43,080	$42,093	$38,252	$38,437	$40,050

PER COMMON SHARE DATA
Net income - basic	$0.32	$0.31	$0.28	$0.28	$0.30
Net income - diluted	0.32	0.31	0.28	0.28	0.29
Cash dividends declared	0.12	0.12	0.11	0.11	0.11
Book Value	8.87	8.58	8.16	7.77	7.35
Market Value	$33.33	$30.79	$28.89	$28.85	$29.55
Shares outstanding - end of period	135,822,456	135,809,224	135,680,420	135,506,266	135,387,172
Average outstanding shares - basic	135,693,901	135,650,599	135,494,254	135,352,408	135,270,116
Average outstanding shares - diluted	136,369,328	136,218,235	136,286,862	136,191,224	136,107,448

PERFORMANCE RATIOS
Return on average assets	2.15%	2.14%	2.00%	2.00%	2.10%
Return on average equity	14.46	15.04	14.51	15.18	16.00
Return on average tangible equity	16.96	17.81	17.34	18.38	19.42
Net interest margin (tax equivalent)	3.94	3.98	4.00	4.02	4.01
Efficiency ratio	47.54	47.71	49.46	49.69	48.12

	Nine Months Ended
	Sept. 30,
	2019	2018
INCOME STATEMENTS
Interest income	$237,069	$215,209
Interest expense	23,301	12,723

Net interest income	213,768	202,486
Provision for loan losses	2,015	3,865

Net interest income after provision for loan losses	211,753	198,621
Noninterest income	81,081	76,966
Noninterest expense	144,583	142,448

Net income before income taxes	148,251	133,139
Income tax expense	24,827	20,937

Net income	$123,424	$112,202

PER COMMON SHARE DATA
Net income - basic	$0.91	$0.83
Net income - diluted	0.91	0.83
Cash dividends declared	0.35	0.31
Book Value	8.87	7.35
Market Value	$33.33	$29.55
Shares outstanding - end of period	135,822,456	135,387,172
Average outstanding shares - basic	135,613,646	135,173,686
Average outstanding shares - diluted	136,274,342	135,896,840

PERFORMANCE RATIOS
Return on average assets	2.10%	1.97%
Return on average equity	14.67	15.43
Return on average tangible equity	17.36	18.74
Net interest margin (tax equivalent)	3.97	3.94
Efficiency ratio	48.21	49.73

FIRST FINANCIAL BANKSHARES, INC.

SELECTED FINANCIAL DATA (UNAUDITED)

(In thousands)

	Quarter Ended
	2019			2018
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$51,820	$51,585	$51,202	$50,871	$49,951
Loans charged off	(767)	(1,061)	(1,464)	(2,081)	(945)
Loan recoveries	386	696	882	612	415

Net recoveries (charge-offs)	(381)	(365)	(582)	(1,469)	(530)
Provision for loan losses	450	600	965	1,800	1,450

Balance at end of period	$51,889	$51,820	$51,585	$51,202	$50,871

Allowance for loan losses / period-end loans	1.25%	1.28%	1.29%	1.29%	1.31%
Allowance for loan losses / nonperforming loans	200.75	190.66	177.41	176.22	194.25
Net charge-offs / average loans (annualized)	0.04	0.04	0.06	0.15	0.05

SUMMARY OF LOAN CLASSIFICATION
Special Mention	$46,300	$51,490	$45,275	$50,379	$36,450
Substandard	72,904	74,550	73,158	75,919	81,073
Doubtful	—	—	—	—	—

Total classified loans	$119,204	$126,040	$118,433	$126,298	$117,523

NONPERFORMING ASSETS
Nonaccrual loans	$25,717	$26,408	$28,508	$27,534	$25,587
Accruing troubled debt restructured loans	27	471	472	513	513
Accruing loans 90 days past due	104	300	97	1,008	88

Total nonperforming loans	25,848	27,179	29,077	29,055	26,188
Foreclosed assets	1,364	681	647	577	671

Total nonperforming assets	$27,212	$27,860	$29,724	$29,632	$26,859

As a % of loans and foreclosed assets	0.66%	0.69%	0.74%	0.75%	0.69%
As a % of end of period total assets	0.34	0.35	0.37	0.38	0.35

OIL AND GAS PORTFOLIO INFORMATION
Oil and gas loans	$122,908	$107,097	$107,335	$113,536	$112,039
Oil and gas loans as a % of total loans	2.97%	2.64%	2.68%	2.86%	2.88%
Classified oil and gas loans	7,953	3,438	4,255	3,894	4,861
Nonaccrual oil and gas loans	519	621	669	1,048	1,825
Net charge-offs for oil and gas loans	—	—	—	—	—
Allowance for oil and gas loans as a % of oil and gas loans	2.87%	2.95%	3.22%	3.23%	3.28%

CAPITAL RATIOS
Common equity Tier 1 capital ratio	20.05%	20.04%	19.86%	19.47%	19.19%
Tier 1 capital ratio	20.05	20.04	19.86	19.47	19.19
Total capital ratio	21.14	21.16	21.00	20.61	20.34
Tier 1 leverage	12.58	12.29	12.08	11.85	11.57
Tangible Common Equity Ratio	12.94	12.31	11.83	11.14	11.05
Equity/Assets	14.85	14.60	13.94	13.62	13.15

	Quarter Ended
	2019			2018
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
NONINTEREST INCOME
Trust fees	$7,051	$7,027	$6,979	$6,915	$7,291
Service charges on deposits	5,629	5,374	5,176	5,713	5,690
ATM, interchange and credit card fees	7,728	7,352	6,840	6,962	7,533
Real estate mortgage fees	5,733	4,721	3,474	3,439	4,834
Net gain on sale of available-for-sale securities	52	676	—	8	58
Net gain (loss) on sale of foreclosed assets	71	53	69	(85)	84
Net gain (loss) on sale of assets	235	6	—	5	(61)
Interest on loan recoveries	575	903	338	332	199
Other noninterest income	1,595	1,864	1,561	1,508	1,427

Total noninterest income	$28,669	$27,976	$24,437	$24,797	$27,055

NONINTEREST EXPENSE
Salaries and employee benefits, excluding profit sharing	$27,030	$25,510	$25,033	$23,908	$24,693
Loss from partial settlement of pension plan	—	—	900	1,546	—
Profit sharing expense	1,520	1,884	1,491	1,839	1,684
Net occupancy expense	2,830	2,779	2,763	2,583	2,900
Equipment expense	2,225	2,331	2,453	2,570	2,629
FDIC insurance premiums	15	538	538	565	570
ATM, interchange and credit card expenses	2,627	2,427	2,383	2,589	2,344
Legal, tax and professional fees	2,274	2,302	2,154	2,609	2,417
Audit fees	341	455	417	291	382
Printing, stationery and supplies	480	502	366	513	387
Amortization of intangible assets	246	264	269	223	279
Advertising and public relations	1,745	1,630	1,648	1,805	1,709
Operational and other losses	507	480	266	337	981
Software amortization and expense	1,767	1,783	1,597	1,588	1,393
Other noninterest expense	5,303	5,419	5,089	5,269	5,138

Total noninterest expense	$48,910	$48,304	$47,367	$48,235	$47,506

TAX EQUIVALENT YIELD ADJUSTMENT	$1,575	$1,664	$1,819	$1,996	$2,242

	Nine Months Ended Sept. 30,
	2019	2018
NONINTEREST INCOME
Trust fees	$21,057	$21,265
Service charges on deposits	16,179	15,950
ATM, interchange and credit card fees	21,920	21,570
Real estate mortgage fees	13,928	11,718
Net gain (loss) on sale of available-for-sale securities	728	1,346
Net gain (loss) on sale of foreclosed assets	193	201
Net gain (loss) on sale of assets	241	(152)
Interest on loan recoveries	1,815	607
Other noninterest income	5,020	4,461

Total noninterest income	$81,081	$76,966

NONINTEREST EXPENSE
Salaries and employee benefits, excluding profit sharing	$77,573	$74,232
Loss from partial settlement of pension plan	900	—
Profit sharing expense	4,895	5,210
Net occupancy expense	8,372	8,589
Equipment expense	7,009	7,548
FDIC insurance premiums	1,091	1,768
ATM, interchange and credit card expenses	7,437	6,692
Legal, tax and professional fees	6,729	7,532
Audit fees	1,212	1,234
Printing, stationery and supplies	1,348	1,485
Amortization of intangible assets	778	1,049
Advertising and public relations	5,022	4,860
Operational and other losses	1,253	1,852
Software amortization and expense	5,147	4,433
Other noninterest expense	15,817	15,965

Total noninterest expense	$144,583	$142,448

TAX EQUIVALENT YIELD ADJUSTMENT	$5,058	$6,997

FIRST FINANCIAL BANKSHARES, INC.

SELECTED FINANCIAL DATA (UNAUDITED)

(In thousands)

	Three Months Ended			Three Months Ended
	Sept. 30, 2019			June 30, 2019
	Average	Tax Equivalent	Yield /	Average	Tax Equivalent	Yield /
	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets:
Fed funds sold	$3,006	$19	2.52%	$5,436	$39	2.88%
Interest-bearing deposits in nonaffiliated banks	61,465	363	2.34	107,381	628	2.35
Taxable securities	2,183,930	14,292	2.62	2,063,497	13,925	2.70
Tax exempt securities	1,132,279	10,075	3.56	1,169,889	10,615	3.63
Loans	4,094,235	57,417	5.56	4,043,055	56,033	5.56

Total interest-earning assets	7,474,915	$82,166	4.36%	7,389,258	$81,240	4.41%
Noninterest-earning assets	489,446			487,931

Total assets	$7,964,361			$7,877,189

Interest-bearing liabilities:
Deposits	$4,156,850	$7,123	0.68%	$4,196,123	$7,286	0.70%
Fed funds purchased and other borrowings	388,235	830	0.85	378,389	675	0.72

Total interest-bearing liabilities	4,545,085	$7,953	0.69%	4,574,512	$7,961	0.70%
Noninterest-bearing liabilities	2,237,462			2,180,361
Shareholders’ equity	1,181,814			1,122,316

Total liabilities and shareholders’ equity	$7,964,361			$7,877,189

Net interest income and margin (tax equivalent)		$74,213	3.94%		$73,279	3.98%

	Three Months Ended			Three Months Ended
	Mar. 31, 2019			Dec. 31, 2018
	Average	Tax Equivalent	Yield /	Average	Tax Equivalent	Yield /
	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets:
Fed funds sold	$4,894	$34	2.79%	$1,620	$10	2.54%
Interest-bearing deposits in nonaffiliated banks	100,258	585	2.36	41,511	240	2.30
Taxable securities	1,924,863	13,289	2.76	1,957,638	13,384	2.73
Tax exempt securities	1,226,457	11,279	3.68	1,206,728	11,482	3.81
Loans	3,973,108	53,534	5.46	3,918,360	53,361	5.40

Total interest-earning assets	7,229,580	$78,721	4.42%	7,125,857	$78,477	4.37%
Noninterest-earning assets	508,368			493,244

Total assets	$7,737,948			$7,619,101

Interest-bearing liabilities:
Deposits	$4,144,091	$6,662	0.65%	$3,961,582	$5,092	0.51%
Fed funds purchased and other borrowings	408,641	726	0.72	484,054	1,115	0.91

Total interest-bearing liabilities	4,552,732	$7,388	0.66%	4,445,636	$6,207	0.55%
Noninterest-bearing liabilities	2,116,080			2,169,069
Shareholders’ equity	1,069,136			1,004,396

Total liabilities and shareholders’ equity	$7,737,948			$7,619,101

Net interest income and margin (tax equivalent)		$71,333	4.00%		$72,270	4.02%

	Three Months Ended
	Sept. 30, 2018
	Average	Tax Equivalent	Yield /
	Balance	Interest	Rate
Interest-earning assets:
Fed funds sold	$3,377	$19	2.29%
Interest-bearing deposits in nonaffiliated banks	88,118	450	2.03
Taxable securities	1,943,125	12,594	2.59
Tax exempt securities	1,213,212	11,459	3.78
Loans	3,845,836	51,769	5.34

Total interest-earning assets	7,093,668	$76,291	4.27%
Noninterest-earning assets	490,155

Total assets	$7,583,823

Interest-bearing liabilities:
Deposits	$4,035,174	$4,329	0.43%
Fed funds purchased and other borrowings	399,026	294	0.29

Total interest-bearing liabilities	4,434,200	$4,623	0.41%
Noninterest-bearing liabilities	2,156,258
Shareholders’ equity	993,365

Total liabilities and shareholders’ equity	$7,583,823

Net interest income and margin (tax equivalent)		$71,668	4.01%

	Nine Months Ended			Nine Months Ended
	Sept. 30, 2019			Sept. 30, 2018
	Average	Tax Equivalent	Yield /	Average	Tax Equivalent	Yield /
	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets:
Fed funds sold	$4,438	$92	2.76%	$3,929	$60	2.03%
Interest-bearing deposits in nonaffiliated banks	89,559	1,575	2.35	102,365	1,321	1.73
Taxable securities	2,058,380	41,505	2.69	1,926,249	36,666	2.54
Tax exempt securities	1,175,863	31,968	3.62	1,281,892	36,019	3.75
Loans	4,037,243	166,987	5.53	3,797,602	148,140	5.22

Total interest-earning assets	7,365,483	$242,127	4.40%	7,112,037	$222,206	4.18%
Noninterest-earning assets	495,179			489,625

Total assets	$7,860,662			$7,601,662

Interest-bearing liabilities:
Deposits	$4,165,735	$21,071	0.68%	$4,083,292	$11,854	0.39%
Fed funds purchased and other short term borrowings	391,680	2,230	0.76	397,045	869	0.29

Total interest-bearing liabilities	4,557,415	$23,301	0.68%	4,480,337	$12,723	0.38%
Noninterest-bearing liabilities	2,178,412			2,149,271
Shareholders’ equity	1,124,835			972,054

Total liabilities and shareholders’ equity	$7,860,662			$7,601,662

Net interest income and margin (tax equivalent)		$218,826	3.97%		$209,483	3.94%